Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Name	Jurisdiction of Incorporation

A&B Financial Dynamics gmbh (50%)	Germany

Ashton Partners L.L.C.	Illinois

Beachhead Media and Investor Relations (Proprietary) Ltd. [74%]	South Africa

Competition Policy Associates, Inc.	District of Columbia

FCN Holdings CV	Netherlands

FTI Cambio LLC	Maryland

FTI Capital Advisors, LLC	Maryland

FTI Consulting B.V.	Netherlands

FTI Consulting Limited	England and Wales

FTI Consulting LLC	Maryland

FTI Consulting SRL (f/ka/ FTI Consulting S.A.)	Argentina

FTI Consulting Spain, S.R.L.	Spain

FTI Financial Services Limited	England and Wales

FTI General Partner LLC	Maryland

FTI Holder Consultoria S.A.	Brazil

FTI Hosting LLC	Maryland

FTI International LLC (f/k/a FTI FD LLC)	Maryland

FTI Investigations, LLC	Maryland

FTI, LLC	Maryland

FTI Ringtail (AUST) PTY LTD	Australia

FTI RMCG Acquisition LLC	Maryland

FTI Technology LLC (f/k/a FTI Repository Services, LLC)	Maryland

FTI UK Holdings Limited	England and Wales

FTI US LLC	Maryland

Name	Jurisdiction of Incorporation
G3 Consulting Limited	England and Wales

Gravitas Communicaciones Estrategicos Limitada	Colombia

Gravitas Panama S.A.	Panama

International Risk Limited	Hong Kong

International Risk (Singapore) Pty Ltd.	Singapore

IRL (Holdings) Limited	British Virgin Is.

Lexecon, LLC	Maryland

LLM Communications Limited	England and Wales

FD MWA Holdings Inc.	Delaware

FD U.S. Communications, Inc.	New York

Dittus Communications, Inc.	District of Columbia

Financial Dynamics Ltd.	England and Wales

Financial Dynamics Asia Ltd.	Hong Kong

Financial Dynamics S.A.S.	France

FD Dubai Ltd.	England and Wales

FD FTI Mexico S.deRL.deC.v	Mexico

FD Russia Ltd.	England and Wales

Financial Dynamics Ireland Ltd.	Republic of Ireland

FD Australia Holdings PTY Ltd	Australia

FD International Ltd.	England and Wales

85Four Ltd.	England and Wales

Rubino & McGeehin Consulting Group, Inc.	Florida

Santé Communications Limited	England and Wales

Stratcom Hispanic, Inc.	Florida

The Lost City Estates S.A.	Panama

FD Third Person Pty Limited	New South Wales

K Capital Source Limited	Ireland

Thompson Market Services Limited	Hong Kong

Thompson Market Services (Shanghai) Co., Ltd	PRC

FTI ACE Merger Acquisition LLC	Maryland

FTI SMC Acquisition LLC	Maryland